Exhibit 99.1

DEER VALLEY RESTRUCTURES MANAGEMENT TEAM TO PURSUE AGRESSIVE GROWTH OBJECTIVES

June 21, 2012

Tampa, Florida

Deer Valley Corporation (“Deer Valley” or the “Company”) (OTCBB: DVLY), announced today that it will restructure certain key management positions effective July 1, 2012. The restructuring is being initiated to permit the Company to more effectively use its financial and managerial strengths to capitalize on one or more growth opportunities that its management team has been considering.

Specifically, Mr. Joel Logan, the President and General Manager of Deer Valley Homebuilders, Inc. (“DVHB”), the Company’s primary operating subsidiary, will be moved into the new position of Executive Vice President and Chief Operating Officer (“COO”) of Deer Valley, the parent company, with primary responsibility for new business development. Mr. Chet Murphree, DVHB’s Director of Marketing, will be promoted to the new position of Executive Vice President of DVHB and will replace Mr. Logan as General Manager of DVHB.

In January 2004, Mr. Murphree was one of the founders of DVHB. Having run multi-plant operations within the manufactured housing industry prior to joining the DVHB team, Mr. Murphree is well known by industry peers throughout the south central region of the United States. Mr. Logan commented, “Chet has always been the creative force behind DVHB’s most innovative floor plans and the lead strategist in DVHB’s marketing program. In his new position, Chet’s breadth of responsibility will be extended, but it will definitely not be an unfamiliar position for him. His creative talent combined with his organizational discipline and his personal drive will open a great new chapter in the growth of DVHB and the Company!”

In his own new position, Mr. Logan will now focus much of his time and attention on the evaluation and eventual integration into Deer Valley of one or more of the several potential new business opportunities that the Company has identified. Mr. Logan will be investigating various types of modular construction techniques; the use of new materials and processes; and the potential acquisition of existing companies within the manufactured housing and modular construction industries. His activities will include the evaluation of entirely new product lines possibly unrelated to manufactured or modular housing. A major objective will be the identification of a suitable new product line which could lead to the reopening of the Company’s idled plant in Sulligent, Alabama. As part of the management transition, Mr. Logan will continue to consult with the DVHB’s operating management team regarding transition issues and the negotiation of large production contracts related to potential commercial multi-unit and government funded projects.

The Company’s CEO, Mr. Charles G. Masters stated, “The primary objective of this shift in management responsibilities is to dramatically increase the breadth of the Company’s product offerings. The move to broaden the product offerings and to bring new innovations into our housing business is designed to directly counter the negative effects of the prolonged period of sluggish activity in the housing industry. Our new business goals for the future are high, but they are easily defined. Within the next twenty-four (24) months, the Company will seek to achieve revenues and profits from the new products or subsidiaries that will be equal to or greater than the Company’s average annual revenue and reported earnings for the three years ending December 31, 2011. With our strong balance sheet and access to third party financial resources, we intend to meet these goals without hampering the growth of DVHB or its supporting financial subsidiary, Deer Valley Financial Corp., in its current core segments. These are ambitious goals, but we are fortunate to have a management team that has consistently prospered in a competitive industry. In recent years, the strength of this team has been tempered by the challenges of an exceptionally tough national economic climate. With Chet Murphree leading our manufactured housing and modular operations, and Joel Logan leading the new business development activities, we are looking forward to the future with great anticipation!”

Both Mr. Logan and Mr. Murphree served on the Company’s Board of Directors since January 2006. Both men have also served on DVHB’s Board of Directors since 2004. They will continue to serve in these positions.

Forward-Looking-Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Deer Valley’s results could differ materially from those contained in such statements. You can generally identify forward-looking statements through words and phrases such as “forecast”, “seeking”, “pursuing”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may”, “growth opportunities”, “potential new business opportunities”, “potential acquisition”, “could lead to”, “potential”, “designed to”, “seek to achieve”, “potential access”, “hope to”, “ambitious goals”, and similar expressions. Such forward-looking statements speak only as of the date of this release, and Deer Valley undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

About Deer Valley

Deer Valley is a growth-oriented manufactured home builder with headquarters in Tampa, Florida and operations in Guin, Alabama. The Company is dedicated to offering high quality homes that are delivered with a sense of warmth, friendliness, and personal pride. The Company also owns one idle plant in Sulligent, Alabama.

The corporate offices of Deer Valley Corporation are located at 3030 North Rocky Point Drive, Suite 150, Tampa, Florida 33607

Additional information can be found at: http://www.deervalleyhb.com.

Contact Information:

Deer Valley Corporation, Tampa, Florida

Charles G. Masters (813) 418-5250

cmasters@tampabay.rr.com